Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-121614) on Form S-4, Registration Statements (No. 333-183729) on Form S-3 and Registration Statements (Nos. 333-111056 and 333-190197) on Form S-8, of our report dated February 27, 2014 with respect to the consolidated financial statements of Kodiak Oil & Gas Corp. which appears in Exhibit 99.2 to this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Denver, Colorado

October 6, 2014